Exhibit 99.1

Trump Media Announces Plans to Distribute Digital Tokens to DJT Shareholders

SARASOTA, Fla., Dec. 31, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) ("Trump Media"), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, today announced plans to distribute a new digital token to its shareholders in partnership with Crypto.com.  The distribution is expected to leverage Crypto.com’s cutting-edge technology, including the high performance, interoperable Cronos blockchain designed for speed, scalability, and seamless connectivity between networks.

Trump Media anticipates that, beginning in the near future, each ultimate beneficial owner will be eligible to receive one of the new digital tokens per whole share of DJT, with various rewards being made available to token holders periodically throughout the year.  Such rewards may include benefits or discounts tied to Trump Media products such as Truth Social, Truth+, and Truth Predict.

Trump Media's CEO and Chairman Devin Nunes said: “We look forward to utilizing Crypto.com’s blockchain technology and improving regulatory clarity to implement this first-of-its kind token distribution, reward Trump Media shareholders, and promote fair and transparent markets.”

Additional details regarding the planned distribution will be forthcoming in the new year.

Disclaimer Regarding Digital Tokens

It is anticipated that the digital tokens distributed to Trump Media shareholders will not in and of themselves represent an ownership interest in Trump Media or any other entity, nor should token holders expect rewards to include profits from the essential managerial efforts of others.  It is further anticipated that the tokens may not be transferable and cannot be exchanged for cash, and that only ultimate beneficial owners (not borrowers) of DJT shares as of the specified record date(s) will be eligible to receive digital tokens. Trump Media reserves the right, in its sole discretion, to change, modify or terminate this distribution or any of the terms and conditions relating to the distribution at any time, with or without prior notice.

No Offer or Solicitation

This communication and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities, or a solicitation of an offer to buy or exchange any securities, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including expected potential merger & acquisition activity, the rollout of products and features, our Bitcoin treasury strategy, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words "believes," "estimates," "expects," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled," "anticipates," "soon," "goal," "intends," or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America) Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com